Exhibit 6

                            DYNCORP AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                            As of September 30, 1999
                      (in thousands, except share amounts)


                                    DynCorp Information              Pro Forma
                           DynCorp     Systems, LLC      Adjustments  Combined
                           ---------------------------------------------------


Assets
Current Assets:

 Cash and cash equivalents $  11,537  $         4     $     254,812 D  $ 18,921
                                                          (167,540) E
                                                           (79,892) C

 Accounts receivable, net    254,581       69,280               99  A   323,960
 Inventories                     647        5,198                -        5,845
 Other current assets         22,095        6,970           (5,199) A    23,941
                                                                75  D
                          -----------  ------------    ------------  ----------
    Total current assets     288,860       81,452            2,355      372,667

Property and Equipment,       24,258       10,940                -       35,198
  net of accumulated
  depreciation

Intangible Assets, net of     60,734          237           80,214  B   141,185
  accumulated amortization

Other Assets                  36,537        9,948            8,884  D    59,434
                                                            (9,948) A
                                                            (1,187) C
                                                            15,200  B
                          -----------  ------------     ------------ ----------
     Total Assets          $ 410,389    $ 102,577         $ 95,518    $ 608,484
                          ===========  ============     ============ ==========

Liabilities and Stockholders' Equity
Current Liabilities:

 Notes payable and
  current portion of
  long-term debt          $  28,262      $  5,486         $ (5,486) A  $ 24,782
                                                            24,520  D
                                                           (28,000) C

 Accounts payable            54,355         6,943             (519) A    60,779
 Deferred revenue and
   customer advances          2,646         7,504                -       10,150
 Accrued liabilities        125,444         3,095            2,202  A   130,042
                                                              (699) C

                          ----------  ------------       -----------  ---------
Total current liabilities   210,707        23,028           (7,982)     225,753

Long-Term Debt              152,025             -          (50,000) C   335,227
                                                           233,202  D

Other Liabilities and
 Deferred Credits            35,350        27,231          (11,000) B    51,581

Contingencies and
 Deferred Credits                 -             -                -            -

Temporary Equity:
 Redeemable Common Stock -
  ESOP shares, 7,256,919
  shares issued and
  outstanding, subject
  to restrictions           190,067             -                -      190,067
 Other shares, subject to
  restrictions                    -             -            6,048  D     6,048

Permanent Stockholders' Equity:
 Common Stock, par value
 ten cents per share,
 authorized 20,000,000
 shares; issued
 5,002,465 (1) shares           500             -                -          500
Paid-in Surplus             127,195             -            6,006  D   133,201
Accumulated Other
Comprehensive Income             (5)            -                -           (5)
Reclassification to
 Temporary Equity for
 Redemption Value Greater
 than Par Value            (189,341)            -           (6,005) D  (195,346)
Deficit                     (67,943)            -           (2,380) C   (90,376)
                                                           (20,053) B

Treasury Stock, at cost;
 2,259,522 shares           (41,923)            -                -      (41,923)
Unearned ESOP Shares         (6,243)            -                -       (6,243)
Net Parent Company Investment     -        52,318          (41,073) B         -
                                                           (11,245) A

                           -----------    ----------      ----------    -------
Total Liabilities and
 Shareholders' Equity     $ 410,389     $ 102,577         $ 95,518    $ 608,484
                           ===========    ==========      ========== ==========

(1)  Shares issued are at the historical amount, before pro forma adjustments.

                            DYNCORP AND SUBSIDIARIES

                UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                            Nine Months Ended September 30, 1999
                          (in thousands, except per share amounts)

                                    DynCorp Information              Pro Forma
                           DynCorp    Systems, LLC      Adjustments  Combined
                           --------------------------------------------------

Revenues                 $ 967,782     $ 159,225        $ (2,032) A $ 1,122,513
                                                          (2,592) F
                                                             130  G

Costs and Expenses:
    Costs of services      917,709       147,787          (3,966) A   1,054,996
                                                           1,875  H
                                                          (5,147) F
                                                          (3,262) G

    Corporate general and
     administrative         15,381         2,134          (2,134) G      15,381
    Interest income         (1,375)            -               -         (1,375)
    Interest expense        13,010           919          22,129  I      31,561
                                                          (4,497) J

    Other                    3,447           824           2,005  L       5,264
                                                          (1,012) K

                           ---------  -------------                  ----------
    Total costs and
     expenses              948,172       151,664                      1,105,827

Earnings before income
 taxes and minority
 interest                   19,610         7,561                         16,686

Provision for income taxes   6,872         3,064         (3,462) N        6,474
                           ---------  -------------                   ---------

Earnings before minority
 interest                   12,738         4,497                         10,212

Minority interest            1,899             -                          1,899

                           --------- --------------                  ----------
Net Earnings              $ 10,839       $ 4,497                      $   8,313
                           ========= ==============                  ==========

Accretion of redeemable
 shares                          -             -         1,332  M         1,332

Common stockholders'
 share of earnings        $ 10,839                                    $   6,981
                        ===========                                  ==========

Basic earnings per share  $ 1.08                                      $    0.67

Diluted earnings per
 share                    $ 1.06                                      $    0.65

Weighted average number
 of shares outstanding
 for basic earnings per
 share                    10,047                           426           10,473

Weighted average number
 of shares outstanding
 for diluted earnings
 per share                10,268                           426           10,694

                            DYNCORP AND SUBSIDIARIES

                  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                              At December 31, 1998
                     (in thousands, except per share amounts)

                                 DynCorp Information                  Pro Forma
                        DynCorp      Systems, LLC      Adjustments     Combined
                        -------------------------------------------------------

Revenues            $ 1,233,707         $ 233,552      $ (3,280) A  $ 1,457,870
                                                         (6,280) F
                                                            171  G

Costs and Expenses:
 Costs of services    1,173,151           215,836         2,500  H    1,376,259
                                                         (6,868) F
                                                         (2,464) A
                                                         (5,896) G

Corporate general
 and administrative      18,630             3,204        (3,204) G       18,630
Interest income          (1,600)                -             -          (1,600)
Interest expense         14,144             1,220        29,596  I       40,340
                                                         (4,620) J

 Other                    2,687             1,909         2,673  L        7,269
                     -----------          -----------                ----------
 Total costs and
 expenses             1,207,012           222,169                     1,440,898

Earnings before
 income taxes and
 minority interest       26,695            11,383                        16,972

Provision for income
taxes                     9,559             4,661        (7,601) N        6,619
                     -----------          -----------                ----------

Earnings before
 minority interest       17,136             6,722                        10,353

  Minority interest       2,081                 -                         2,081

                     -----------          -----------                ----------
Net Earnngs            $ 15,055           $ 6,722                    $    8,272
                     ===========          ===========                ==========

Accretion of
 redeemable shares            -                 -         1,815  M        1,815

Common stockholders'
 share of earnings     $ 15,055           $ 6,722                    $    6,457
                     ===========         =============               ==========

Basic earnings per
 share                 $   1.47                                      $     0.61

Diluted earnings
 per share             $   1.43                                      $     0.59

Weighted average
 number of shares
 outstanding for
 basic earnings per
 share                   10,242                             426         10,668

Weighted average
 number of shares
 outstanding for
 diluted earnings
 per share               10,514                             426         10,940

                            DYNCORP AND SUBSIDIARIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      (in thousands, except share amounts)

The following adjustments give pro forma effect to the transaction:

        A)Eliminate assets, liabilities and results of operations for items not acquired per the Purchase Agreement.

        B)Record purchase accounting adjustments, including goodwill of $80,214 and in-process research and development costs of $20,053.

        C)Eliminate fixed and floating rate note payable, including issuance costs.

        D)Record new financing, including issuance costs, and the issuance of 426,217 shares of redeemable common stock.

        E)Record purchase price paid.

        F)Eliminate results of operations of businesses sold and held for sale.

        G)Eliminate GTE allocations of indirect expenses and related revenue impact and replace with DynCorp allocations of indirect expenses and related revenue impact.

        H)Record estimated increase in pension and other post-retirement benefit expenses.

        I)Record interest on new financing and related costs.

        J)Eliminate interest on old debt and related costs.

        K)Eliminate adjustment to goodwill of business held for sale.

        L)Record amortization of goodwill based on 30-year life.

        M)Record accretion related to redeemable shares.

        N)Adjust income tax provision to 38.8% and 39% to reflect DynCorp's estimated effective tax rate for 1999 and 1998, respectively.